Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NPS Pharmaceuticals, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/KPMG LLP

Short Hills, New Jersey

May 8, 2014